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                                                                     EXHIBIT 8.1

                        [SULLIVAN & CROMWELL LETTERHEAD]

                                                           December 26, 1995


Vornado Realty Trust,
     Park 80 West, Plaza II,
          Saddle Brook, New Jersey 07662

Dear Sirs:

     We have acted as your counsel in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of a maximum aggregate amount of $235,000,000 in common shares of beneficial interest, par value $.04 per share, preferred shares of beneficial interest without par value ("Preferred Shares"), depositary shares representing Preferred
Shares, debt securities and debt warrants of Vornado Realty
Trust. We hereby confirm to you our opinion set forth under the caption "Federal Income Tax Considerations" in the Preliminary Prospectus of Vornado Realty Trust included in the Registration Statement on Form S-3 under the Securities Act filed on this date by Vornado Realty Trust with the Securities and Exchange Commission of the United States (the "Prospectus"). We are not hereby expressing any opinion concerning the factual basis for Vornado Realty Trust's qualification for any taxable year as a real estate investment trust (a "REIT") under Sections 856 through 859 of the Internal Revenue Code of 1986, as amended. In rendering this opinion we have relied, as to Vorando Realty Trust's qualification as a

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Vornado Realty Trust                                          -2-

REIT, upon the statements of Vornado Realty Trust set forth in the Prospectus under the Heading "Federal Income Tax
Considerations".

     We hereby consent to the filing with the Securities and Exchange Commission of this letter as an exhibit to the Registration Statement of which the Prospectus is a part and the reference to us in the Prospectus under the caption "Federal Income Tax Considerations". In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

                              Very truly yours,
                              /s/ SULLIVAN & CROMWELL
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